AGREEMENT AND PLAN OF
REORGANIZATION AND LIQUIDATION



              This Agreement and Plan of Reorganization and Liquidation (Agreement) is made as of this 9th day of December, 2014 by and between TIFF Investment
Program, Inc., a Maryland corporation (the Fund), and
TIFF Investment Program, a  Delaware  statutory trust (the
DE Trust) (the Fund and the DE Trust are hereinafter collectively referred to as the parties).

             In consideration of the mutual promises
contained herein, and intending to be legally bound, the parties hereto agree as follows:

1.	Plan of Reorganization.

             a.	Upon satisfaction of the conditions
precedent described in Section 3 hereof, the Fund, on behalf of itself and its two separately designated series, as listed on Exhibit A hereto (collectively, the MD series), will convey, transfer and deliver to the DE
Trust, on behalf of each of its separately designated series (collectively, the DE series) (each of which corresponds to the MD series with the same name) at the closing provided for in Section 2 (hereinafter referred to as the Closing) all of the Funds then-existing assets, including the assets of the MD series
(the Assets), such Assets to become the Assets of the corresponding DE series. In consideration thereof, the DE Trust, on behalf of each DE series, agrees at the Closing (i) to assume and pay when due all obligations and liabilities of the corresponding MD series (including such MD series portion of any obligation and liability of the Fund), existing on or after the Effective Date of the Reorganization (as defined in Section 2 hereof), whether absolute, accrued, contingent or otherwise, including all fees and expenses in connection with this Agreement, which fees and expenses shall, in turn, include, without limitation, costs of legal advice, accounting, printing, mailing, proxy solicitation, and transfer taxes, if any (collectively, the Liabilities), such Liabilities to become the obligations and liabilities of the corresponding DE series; and (ii) to deliver to the Fund, on behalf of each MD series, in accordance with paragraph (b) of this Section 1, full and fractional shares of beneficial interest,
$0.001 par value, of the corresponding DE series, equal in number to the number of full and fractional shares of common stock, $0.001 par value, of that MD series outstanding at the time of calculation of the MD series net asset values (NAV) on the business day immediately preceding the Effective Date of the Reorganization. Each reorganization contemplated hereby is intended to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the
Code). The Fund shall distribute to the MD series shareholders the shares of the corresponding DE series in accordance with this Agreement and the resolutions of the Board of Directors of the Fund (the Board of Directors) authorizing the transactions contemplated by this Agreement. The DE Series are newly organized to acquire the Assets and Liabilities of the corresponding
MD Series and have no assets and have carried on no business activities prior to the consummation of the Reorganization described herein.


             b.	In order to effect the delivery of
shares described in Section l(a)(ii) hereof, the DE Trust will establish an open account for each shareholder of the Fund and, on the Effective Date of the Reorganization, will credit to such account full and fractional shares of beneficial interest, $0.001 par value, of the corresponding DE series of the DE Trust equal to the number of full and fractional shares of beneficial interest such shareholder holds in the corresponding MD series of the Fund at the time of calculation of the Funds NAV on the business day immediately preceding the Effective Date of the Reorganization. Fractional shares of the DE Trust will be carried to the third decimal place. At the time of calculation of the MD series NAV on the business day immediately preceding the Effective Date of the Reorganization, the NAV per share of each DE series of the DE Trust shall be deemed to be the same as the NAV per share of each corresponding MD series of the Fund. On the Effective
Date of the Reorganization, each certificate representing shares of an MD series, if any, will be deemed to represent the same number of shares of the corresponding DE series. Simultaneously with such crediting of the shares of the DE Trust to the shareholders of record of the Fund, the shares of the Fund held by such shareholders shall be cancelled.

              c.	As soon as practicable after the
Effective Date of the Reorganization, the Fund shall take all necessary steps under Maryland law to effect a complete dissolution and liquidation of the Fund and the MD series.

             d.	The expenses of entering into
and carrying out this Agreement will be borne by the Fund and the DE Trust to the extent not paid by their investment advisor.

2.	Closing and Effective Date of the
Reorganization.

             The Closing shall consist of (i) the
conveyance, transfer and delivery of the Assets to the DE
Trust, on behalf of its DE series, in exchange for the assumption and payment, when due, by the DE Trust, on behalf of its DE series, of the Liabilities of the corresponding MD series; and (ii) the issuance and delivery of the DE series shares in accordance with Section l(b), together with related acts necessary to consummate such transactions. Subject to receipt of all necessary regulatory approvals and the final adjournment of the meeting of shareholders of the Fund at which this Agreement is considered and approved, the Closing shall occur on such date as the officers of the parties may mutually agree (Effective Date of the Reorganization).

3.	Conditions Precedent.

             The obligations of the Fund and the DE
Trust to effectuate the transactions hereunder shall be subject to the satisfaction of each of the following conditions:

             a.	Such authority and orders from
the U.S. Securities and Exchange Commission (the
Commission) and state securities commissions as may be necessary to permit the parties to carry out the transactions contemplated by this Agreement shall have been received;


             b.	(i) One or more post-effective
amendments to the Funds Registration Statement on Form N-lA (Registration Statement) under the Securities
Act of 1933, as amended, and the Investment Company
Act of 1940, as amended (the 1940 Act), containing such amendments to such Registration Statement as are determined under the supervision of the Board of Directors to be necessary and appropriate as a result of this Agreement, shall have been filed with the Commission; (ii) the DE Trust shall have adopted as its own such Registration Statement, as so amended; (iii) the most recent post-effective amendment or amendments to the Funds Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission (other than any such stop order, proceeding or threatened proceeding which shall have been withdrawn or terminated); and (iv) an amendment of the Funds Form N-8A Notification of Registration filed pursuant to Section 8(a) of the 1940 Act (Form N-
8A) reflecting the change in legal form of the Fund to a Delaware statutory trust shall have been filed with the Commission and the DE Trust shall have expressly adopted such amended Form N-8A as its own for purposes of the 1940 Act;

             c.	Each party shall have received an
opinion of Stradley Ronan Stevens & Young, LLP,
Philadelphia, Pennsylvania, to the effect that, assuming the reorganization contemplated hereby is carried out in accordance with this Agreement, the laws of the State of Maryland and the State of Delaware, and in accordance with customary representations provided by the parties in a certificate(s) delivered to Stradley Ronan Stevens &
Young, LLP, the reorganization contemplated by this Agreement qualifies as a reorganization under Section
368 of the Code, and thus will not give rise to the recognition of income, gain or loss for federal income tax purposes to the Fund, on behalf of the MD series, or their shareholders, or the DE Trust, on behalf of the DE series;

             d.	The Fund shall have received an
opinion of Stradley Ronan Stevens & Young, LLP, dated the Effective Date of the Reorganization, addressed to and in form and substance reasonably satisfactory to the Fund, to the effect that (i) the DE
Trust is a statutory trust duly formed, in good standing and having a legal existence under the laws of the State of Delaware; (ii) this Agreement and the transactions contemplated thereby and the execution and delivery of this Agreement have been duly authorized and approved by all requisite statutory trust action of the DE
Trust and this Agreement is a legal, valid and binding agreement of the DE Trust in accordance with its terms;
and (iii) the shares of the DE Trust to be issued in the reorganization, upon issuance thereof in accordance with this Agreement, will have been validly issued and fully paid and will be nonassessable by the DE Trust;

             e.	The DE Trust shall have received
an opinion of Stradley Ronan Stevens & Young, LLP, dated the Effective Date of the Reorganization, addressed to and in form and substance reasonably satisfactory to the DE Trust, to the effect that: (i) the Fund is duly incorporated, legally existing and in good standing under the laws of the State of Maryland; and
(ii) this Agreement and the transactions contemplated hereby and the execution and delivery of this Agreement have been duly authorized and approved by all requisite corporate action of the


Fund and this Agreement is a legal, valid and binding agreement of the Fund in accordance with its terms;

             f.	The shares of the DE Trust are
eligible for offering to the public in those states of the United States and jurisdictions in which the shares of the Fund are currently eligible for offering to the public so as to permit the issuance and delivery by the DE Trust of the shares contemplated by this Agreement to be consummated;

             g.	This Agreement and the
transactions contemplated hereby shall have been duly adopted and approved by the appropriate action of the Board of Directors and the shareholders of the Fund;





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                     (i)	Elect as Trustees of the DE
Trust the following individuals: Craig R. Carnaroli, William
F. McCalpin, N.P. Narv Narvekar, and Amy B. Robinson;

                    (ii)	Approve the Investment
Advisory Agreements between TIFF Advisory Services,
Inc. (TAS) and the DE Trust, on behalf of the TIFF Multi-
Asset Fund and the TIFF Short-Term Fund, which are substantially the same to the then-current Investment
Advisory Agreements between TAS and the Fund;

                    (iii)	Approve the Money
Manager Agreements, as amended, between the Fund, on behalf of its TIFF Multi-Asset Fund, and the current money managers for TIFF Multi-Asset Fund, pursuant to which the TIFF Multi-Asset Fund series of the DE
Trust will engage such money managers on terms which are substantially identical to the then-current
Money Manager Agreements between the money managers and the Fund; and

                    (iv)	Approve the DE Trusts
operation of a multi-manager structure in reliance upon
the order received by the Fund, and on which the DE
Trust may rely, from the
U.S.	Securities and Exchange Commission exempting the
DE Trust from the requirement that money manager agreements between the DE Trust and unaffiliated money managers be approved by shareholders of the DE Trust.

              i.	The Trustees of the DE Trust shall
have duly adopted and approved this Agreement and the transactions contemplated hereby, including authorization of the issuance and delivery by the DE Trust of shares of the DE Trust on the Effective Date of the Reorganization and the assumption by the DE Trust of the Liabilities of the Fund in exchange for the Assets of the Fund pursuant to the terms and provisions of this Agreement, and shall have taken the following actions at a meeting duly called:

                    (i)	Approval of the Investment
Advisory Agreements described in paragraph (h)(ii) ofthis
Section 3 between TAS and the DE Trust;


                     (ii)	Approval of the Money
Manager Agreements, as amended, described in paragraph (h)(iii) of this Section 3 between the various money managers and the DE Trust;

                    (iii)	Approval of the Custody
Agreement, as amended, between State Street Bank and Trust Company and the Fund, whereby the Custody Agreement will be assumed by the DE Trust;

                     (iv)	Selection of Ernst & Young
LLP as the DE Trusts independent auditors for the fiscal year ending December 31, 2014;

(v)	Approval ofthe Services
Agreement with TAS;

                    (vi)	Approval of the Distribution
Agreement, as amended, between the DE Trust and Foreside Fund Services, LLC, whereby the Distribution
Agreement will be assumed by the DE Trust;

                    (vii)	Approval of the Transfer
Agent and Services Agreement, as amended, with State
Street Bank and Trust Company, whereby the Transfer
Agent and Services Agreement will be assumed by the DE Trust;

                    (viii)	Approval of the
Administration Agreement, as amended, with State
Street Bank and Trust Company, whereby the
Administration Agreement will be assumed by the DE
Trust;

                    (ix)	Approval of the Individual
Retirement Account Custodial Services Agreement, as amended, with State Street Bank and Trust Company, whereby the Individual Retirement Account Custodial
Services Agreement will be assumed by the DE Trust;

                    (x)	Authorization of the
issuance by the DE Trust of shares of each series of the DE Trust to the Fund as contemplated by Section
1(a) and for the purpose of enabling the Fund to vote on the matters referred to in paragraph (h) of this
Section 3 upon delivery of such shares as described in Section l(a)(ii) and prior to the distribution of such shares to the MD series shareholders; and

                    (xi)	Submission of the matters
referred to in paragraph (h) of this Section 3 to the Fund as sole shareholder of each series of the DE Trust.

             At any time prior to the Closing, any of the foregoing conditions may be waived or amended, or any additional terms and conditions may be fixed, by the Board of Directors, if, in the judgment of such Board, such waiver, amendment, term or condition will not affect in a materially adverse way the benefits intended to be accorded the shareholders of the Fund under this Agreement.


4.	Dissolution of the Fund.

             Promptly following the consummation of
the Closing, the officers of the Fund shall take all steps necessary under Maryland law to dissolve its corporate status and the MD series, including filing for record with the Maryland State Department of Assessments and Taxation of Articles of Dissolution.

5.	Termination.

             The Board of Directors may terminate
this Agreement and abandon the reorganization contemplated hereby, notwithstanding approval thereof by the shareholders of the Fund, at any time prior to the Effective Date of the Reorganization if, in the judgment of such Board, the facts and circumstances make proceeding with this Agreement inadvisable.

6.	Entire Agreement.

             This Agreement embodies the entire
agreement between the parties hereto and there are no agreements, understandings, restrictions or warranties among the parties hereto other than those set forth herein or herein provided for.

7.	Further Assurances; Other Agreements.

             The Fund and the DE Trust shall take such further action as may be necessary or desirable and proper to consummate the transactions contemplated hereby.

8.	Counterparts.

             This Agreement may be executed in two
or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

9.	Governing Law.

             This Agreement and the transactions
contemplated hereby shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

Remainder of the page left
intentionally blank.




       IN WITNESS WHEREOF, the Fund and the DE
Trust have each caused this Agreement and Plan of Reorganization to be executed on its behalf by its President or a Vice President and attested by its Secretary or an Assistant Secretary, all as of the day and year first-above written.

TIFF
INVESTM
ENT
PROGRA
M, INC.
(a
Maryland
corporati
on)

Attest:




TIFF
INVESTM
ENT
PROGRA
M
(a
Delaware
statutory
trust)

Attest:





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